UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UROGEN PHARMA LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11

UROGEN PHARMA LTD.

400 Alexander Park Drive, Princeton, New Jersey 08540

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held On Wednesday, June 8, 2022

Dear Shareholder:

This proxy statement supplement, dated May 17, 2022 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of UroGen Pharma Ltd., a corporation organized under the laws of the State of Israel (the “Company”), dated May 2, 2022 (the “Proxy Statement”), for the Annual Meeting of Shareholders of the Company to be held on Wednesday, June 8, 2022 at 10:00 a.m., Eastern Time.

This Supplement (A) updates the 2021 Summary Compensation Table under the “Executive Compensation” section of the Proxy Statement to (i) reflect corrections to the 2021 annual performance bonus amounts listed for each of the Company’s named executive officers under the “Non-Equity Incentive Plan Compensation” column (the “2021 Performance Bonuses”), (ii) add 2021 discretionary bonuses under the “Bonus” column in the amount of $30,000 for both Molly Henderson, our former Chief Financial Officer, and Jason Smith, our General Counsel and Chief Compliance Officer, which discretionary bonuses were inadvertently omitted, and update the corresponding footnote (1) accordingly, and (iii) update the amounts in the “Total” column for 2021 to reflect the foregoing changes, and (B) updates the “Pay Ratio Disclosure” under the “Executive Compensation” section of the Proxy Statement to give effect to the updated total compensation earned by Elizabeth Barret, our President and Chief Executive Officer, in 2021 (the updates described in the foregoing clauses (A) and (B) collectively, the “Updates”).

The 2021 Performance Bonuses were reflected correctly within the narrative disclosure of the “Executive Compensation” section of the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during the fiscal years presented below.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Elizabeth Barrett	2021	739,025	—	882,800	2,230,095	315,618	45,128	4,212,666
Chief Executive Officer	2020	636,987	—	441,150	876,164	468,650	43,716	2,466,667
	2019	694,697	300,000	15,082,782	8,979,216	840,000	4,128	25,900,823
Molly Henderson	2021	434,113	30,000	44,140	267,023	184,848	59,782	1,019,907
Former Chief Financial Officer (6)	2020	94,269	100,000	294,900	787,994	69,875	15,192	1,362,230
Mark Schoenberg	2021	284,907	—	132,420	312,213	191,250	1,398	922,188
Chief Medical Officer	2020	185,026	—	176,460	92,055	293,150	1,767	948,458
	2019	205,000	—	106,250	218,054	270,000	1,604	800,908
Jason Smith	2021	429,260	30,000	55,175	296,758	182,798	64,680	1,058,671
General Counsel and Chief Compliance Officer (7)	2020	126,930	100,000	491,500	785,242	92,083	19,518	1,615,273

(1)

The amounts reported in this column represent commencement bonuses for Ms. Barrett in 2019, Ms. Henderson in 2020 and Mr. Smith in 2020, and one-time discretionary bonuses for Ms. Henderson in 2021 and Mr. Smith in 2021.

(2)

Represents the aggregate grant-date fair value of the restricted stock units awarded to the named executive officer for the applicable year, calculated in accordance with ASC Topic 718 and does not take into account estimated forfeitures, which value is based on the closing market price of our ordinary shares on the date of grant.

(3)

Represents the aggregate grant-date fair value of the stock options awarded to the named executive officer for the applicable year, calculated in accordance with ASC Topic 718, and does not take into account estimated forfeitures related to service-based conditions. The assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022.

(4)	For more information, see “—Annual Performance Bonus” above.
(5)

The amounts reported in this column for 2019 represent the value of company paid life insurance. Amounts in 2020 and 2021 represent the value of company paid life insurance, company contribution to 401(k) plans and other company paid health, dental and disability insurance premiums.

(6)	Ms. Henderson served as our Chief Financial Officer from September 2020 to March 2022.
(7)	Mr. Smith has served as our General Counsel and Chief Compliance Officer since August 2020.

Pay Ratio Disclosure

Under the SEC rules adopted pursuant to the Dodd-Frank Act, we are required to disclose the ratio of the annual total compensation of our chief executive officer (“CEO”), Elizabeth Barrett, to the median of the annual total compensation of all of our employees other than Ms. Barrett (the “CEO Pay Ratio”).

For fiscal 2021, the median of the annual total compensation of all employees of the Company (other than the CEO) was $191,462 and the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $4,212,666. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 22 to 1.

To identify our median employee, we used the following methodology:

•	To determine our total population of employees, we included all employees other than our CEO as of December 31, 2021 (whether employed on a full-time, part-time, seasonal, or temporary basis).

•

To identify our median employee from our employee population, we chose as our consistently applied compensation measure the aggregate amount of each employee’s base salary and cash bonuses paid during fiscal 2021 and the grant date fair value of equity awards granted in fiscal 2021 determined in accordance with FASB ASC Topic 718.

•	In making this determination, we did not annualize the compensation of employees who were employed by us for less than the entire fiscal year and we did not make any cost-of-living adjustments.

•	We did not exclude any non-U.S. employees under the de minimis or other exceptions set forth in Item 402(u) of Regulation S-K.

•	Compensation paid in foreign currencies was converted to U.S. dollars based on the average exchange rate in effect during 2021.

Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s rules and regulations, based on our records and the methodology described above. The SEC’s rules and regulations for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies and to use reasonable estimates and assumptions based on their own facts and circumstances.

*****

Voting Matters

As set forth in the Proxy Statement, you are being asked to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. Except for the Updates set forth herein, there is no change to PROPOSAL 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION, included in the Proxy Statement.

Please note that any proxy card that we delivered has not changed and may still be used to vote your shares in connection with the annual meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges shareholders to vote their shares prior to the annual meeting by using one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

/s/ Don Kim
Don Kim
Chief Financial Officer

Princeton, New Jersey

May 17, 2022